UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
__________________________________

FORM 8-K
_________________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 22, 2007
_________________________________

(Exact name of registrant as specified in its charter)
________________________________

Delaware (State or other jurisdiction of incorporation)	1-13970 (Commission File Number)	35-1848094 (IRS Employer Identification No.)

1330 Win Hentschel Boulevard, Suite 250, West Lafayette, Indiana	47906
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (765) 807-2640

________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

            ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

            ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 22, 2007, Chromcraft Revington, Inc. (the “Company”) and Richard J. Garrity entered into a written Employment Agreement (the “Employment Agreement”).

Under the Employment Agreement, Mr. Garrity will serve as a Senior Vice President of the Company. He will have general responsibility over supply chain management of the Company and will have such other authority, duties and responsibilities as may from time to time be reasonably prescribed. His base salary will be $225,000 per calendar year (pro-rated for any partial year of employment), as may be increased from time to time.

The initial term of Mr. Garrity’s employment under the Employment Agreement will begin on April 1, 2007 and will end on the one-year anniversary of his first day of employment with the Company. Upon the expiration of the initial term, the Employment Agreement will be automatically renewed on the same terms and conditions for successive one-year terms, unless Mr. Garrity’s employment has been terminated earlier or unless either the Company or Mr. Garrity provides to the other a written non-renewal notice.

Mr. Garrity will be entitled to participate in all employee benefit and incentive compensation plans and programs generally available to executive officers of the Company other than its Chief Executive Officer. During the term of the Employment Agreement, the target award level of any short term incentive compensation award granted to Mr. Garrity will not be less than 40% of his base salary. Within 60 days following the commencement of the initial term of Mr. Garrity’s employment, the Company will grant to Mr. Garrity an award of 7,500 shares of restricted common stock of the Company. The shares of restricted common stock will be eligible to vest in equal increments of 2,500 shares each on December 31, 2007, 2008 and 2009 on the condition that Mr. Garrity is employed by the Company on each respective vesting date. Mr. Garrity also will be reimbursed for certain relocation expenses and will receive an automobile allowance of $1,000 per month.

In addition to a non-renewal of the Employment Agreement described above, Mr. Garrity’s employment may be terminated, subject to a limited right to cure under certain circumstances, (i) by the Company with or without cause, (ii) by Mr. Garrity with or without good reason, (iii) upon Mr. Garrity’s death or disability, or (iv) by Mr. Garrity following a change in control of the Company.

If Mr. Garrity’s employment is terminated by the Company for cause or by Mr. Garrity without good reason, then the Company will, except under certain circumstances, pay Mr. Garrity a severance payment in a single lump sum equal to his base salary (calculated as a monthly amount) for three months. If his employment is terminated by the Company without cause or by Mr. Garrity for good reason, then the Company will pay Mr. Garrity a severance payment equal to his base salary (calculated as a monthly amount) for a period of the earlier of (i) twelve months following his last day of employment with the Company or (ii) his first day of a new position with another party.

If Mr. Garrity’s employment is terminated by the Company upon the occurrence of a disability of Mr. Garrity, then the Company will pay him a single lump sum equal to his base salary (calculated as a monthly amount) for three months. If Mr. Garrity terminates his employment under certain circumstances following a change in control of the Company, then the Company will pay Mr. Garrity a severance payment equal to his base salary (calculated as a monthly amount) for a period of the earlier of (i) twelve months following his last day of employment with the Company or (ii) his first day of a new position with another party.

If the Company determines not to renew the Employment Agreement, it will pay Mr. Garrity a severance payment equal to his base salary (calculated as a monthly amount) for a period of the earlier of (i) twelve months following his last day of employment with the Company or (ii) his first day of a new position with another party. If Mr. Garrity determines not to renew the Employment Agreement, then the Company will pay him a severance payment in a single lump sum equal to his base salary (calculated as a monthly amount) for three months.

The severance payments described above which are payable in monthly amounts may be reduced or eliminated entirely under certain circumstances.

Upon any termination of Mr. Garrity’s employment (other than following a change in control of the Company), all outstanding awards of cash bonuses, stock options, restricted stock and other incentive compensation (whether cash or equity based) shall vest and be paid or distributed to, or be exercisable by, as the case may be, Mr. Garrity or, if applicable, his estate or authorized representative, in accordance with (i) the incentive compensation plan applicable to the such award (an “Incentive Plan”), (ii) the applicable written agreement between the Company and Mr. Garrity relating to an incentive compensation award (an “Award Agreement”), or (iii) in the absence of an Incentive Plan or an Award Agreement relating to a particular award, as determined by the Board of Directors (or a committee thereof) or the Chairman of the Company. If Mr. Garrity terminates his employment under certain circumstances following a change in control of the Company, all outstanding awards of cash bonuses, stock options, restricted stock and other incentive compensation (whether cash or equity based) shall vest and be paid or distributed to, or be exercisable by, as the case may be, Mr. Garrity simultaneously with the change in control unless expressly provided otherwise in (i) the applicable Incentive Plan, or (ii) the applicable Award Agreement.

Under certain circumstances following a termination of Mr. Garrity’s employment, the Company is required to reimburse Mr. Garrity for the premiums associated with continued coverage pursuant to COBRA for himself and/or his spouse and legal dependents under the Company’s group health plan for up to twelve months following his last day of employment.

While Mr. Garrity is employed by the Company and for a period of one year thereafter, the Employment Agreement prohibits Mr. Garrity from competing against the Company or its subsidiaries or affiliates, from soliciting any customers or employees of the Company or its subsidiaries or affiliates and from requesting any customer, supplier, vendor or others doing business with the Company or its subsidiaries or affiliates to change their relationship with any of them. At all times while Mr. Garrity is employed by the Company and thereafter, he is subject to certain confidentiality covenants.

     The foregoing is only a brief description of the Employment Agreement, does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Form 8-K.

Item 8.01. Other Events.

On March 26, 2007, the Company issued a press release announcing the appointment of Richard J. Garrity to the position of Senior Vice President of the Company. The press release is furnished with this report as Exhibit 99.1.

The information in such press release is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be incorporated by reference into any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as otherwise expressly stated in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	Employment Agreement dated March 22, 2007 between Chromcraft Revington, Inc. and Richard J. Garrity (filed herewith)

99.1	Press Release of Chromcraft Revington, Inc. dated March 26, 2007 announcing the appointment of Richard Garrity as Senior Vice President (furnished herewith)

* * *

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 28, 2007

                                    CHROMCRAFT REVINGTON, INC.

                                    By:  /s/ Frank T. Kane
                                    Frank T. Kane
                                    Senior Vice President - Finance
                                    and Chief Financial Officer

EXHIBIT INDEX
Exhibit Number	Description
10.1	Employment Agreement dated March 22, 2007 between Chromcraft Revington, Inc. and Richard J. Garrity
99.1	Press Release of Chromcraft Revington, Inc. dated March 26, 2007 announcing the appointment of Richard Garrity as Senior Vice President